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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data and Comparative Per Share Data" included in the Proxy Statement of EndoVascular Technologies, Inc. that is made part of the Registration Statement (Amendment No. 2 on Form S-4 to Form S-3 No. 333-06363) and Prospectus of Guidant Corporation for the registration of xxxx shares of its common stock and to the incorporation by reference therein of our reports dated February 4, 1997, with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Indianapolis, Indiana
October 27, 1997